                         NOTICE OF GUARANTEED DELIVERY

                                      FOR

                               OFFER TO EXCHANGE

                   14.5% SENIOR EXCHANGEABLE PREFERRED STOCK
                      DUE 2008, $0.01 PAR VALUE PER SHARE
                        WHICH HAS BEEN REGISTERED UNDER
                    THE SECURITIES ACT OF 1933, AS AMENDED,

                          FOR ANY AND ALL OUTSTANDING

                   14.5% SENIOR EXCHANGEABLE PREFERRED STOCK
                      DUE 2008, $0.01 PAR VALUE PER SHARE

                                       OF

                         BRAND SCAFFOLD SERVICES, INC.

         Registered holders of outstanding 14.5% Senior Exchangeable Preferred Stock due 2008, $0.01 par value per share (the "OLD PREFERRED STOCK") who wish to tender their shares of Old Preferred Stock in exchange for a like amount of shares of 14.5% Senior Exchangeable Preferred Stock due 2008, $0.01 par value per share (the "NEW PREFERRED STOCK"), which have been registered under the Securities Act of 1933, as amended, and, in each case, whose shares of Old Preferred Stock are not immediately available or who cannot deliver their shares of Old Preferred Stock, Letter of Transmittal (or any other required documents) to U.S. Trust Company of Texas, N.A. (the "EXCHANGE AGENT") prior to the Expiration Date, may use this Notice of Guaranteed Delivery or one substantially equivalent hereto. This Notice of Guaranteed Delivery may be delivered by hand, sent by facsimile transmission (receipt confirmed by telephone and an original delivered by guaranteed overnight delivery) or mailed to the Exchange Agent. See "The Exchange Offer--Guaranteed Delivery Procedures" in the Prospectus.





     By Hand or Overnight             Facsimile Transmissions:          By Registered or Certified
           Delivery:                (Eligible Institutions Only)                  Mail:

     U.S. Trust Company of                 (214) 754-1303                 U.S. Trust Company of
          Texas, N.A.                                                          Texas, N.A.
       2001 Ross Avenue                To Confirm by Telephone               2001 Ross Avenue
          Suite 2700                  or for Information Call:                  Suite 2700
       Dallas, TX 75201                    (214) 754-1255                    Dallas, TX 75201
  Attention: Corporate Trust                                            Attention: Corporate Trust
           Division                                                              Division


         Delivery of this Notice of Guaranteed Delivery to an address other than as set forth above or transmission of instructions via a facsimile transmission to a number other than as set forth above will not constitute a valid delivery.

         This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on the Letter of Transmittal is required to be guaranteed by an Eligible Institution, such signature guarantee must appear in the applicable space provided on the Letter of Transmittal for Guarantee of Signatures.


                   THE FOLLOWING GUARANTEE MUST BE COMPLETED
                             GUARANTEE OF DELIVERY
                   (NOTE TO BE USED FOR SIGNATURE GUARANTEE)

The undersigned, a firm that is a member of a registered national securities exchange or a member of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office, branch, agency or correspondent in the United States, hereby guarantees to deliver to the Exchange Agent at one of its addresses set forth above, the certificates representing the shares of Old Preferred Stock, together with a properly completed and duly executed Letter of Transmittal (or facsimile thereof) (unless the undersigned has acknowledged receipt of and agreed to be bound by such Letter of Transmittal through ATOP OF DTC), with any required signature guarantees, and any other documents required by the Letter of Transmittal within five trading days after the date of execution of this Notice of Guaranteed Delivery.

Name of Firm:
             ------------------                ------------------------------
                                               Authorized Signature

Address:                                       Title:
        -----------------------                     -------------------------
                                               Name:
-------------------------------                     -------------------------
                     (Zip Code)                      (Please type or print)

Area Code and Telephone Number:                Date:
                                                    -------------------------

-------------------------------



NOTE: DO NOT SEND SHARES OF OLD PREFERRED STOCK WITH THIS NOTICE
OF GUARANTEED DELIVERY.  SHARES OF OLD PREFERRED STOCK SHOULD
BE SENT WITH YOUR LETTER OF TRANSMITTAL.

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